Exhibit 99.1

Press Release

Investors:	Media:
Nancy Murphy	Michelle Kersch
(904) 854-8640; nancy.murphy@lpsvcs.com	(904) 854-5043; michelle.kersch@lpsvcs.com

Lender Processing Services Reports Fourth Quarter and Full Year 2012 Earnings
Fourth quarter adjusted earnings per share of $0.74 and free cash flow of $92 million
Full year adjusted earnings per share of $2.80 and free cash flow of $345 million
Leading technology-driven solutions enable mortgage industry to meet new requirements

JACKSONVILLE, Fla. - February 7, 2013 - Lender Processing Services, Inc. (NYSE:LPS), a leading provider of integrated technology and services to the mortgage and real estate industries, today announced fourth quarter 2012 GAAP net earnings of $2.8 million, or $0.03 per diluted share, compared to a net loss of $21.2 million, or $0.25 per diluted share in fourth quarter 2011, and full year 2012 GAAP net earnings of $70.4 million, or $0.83 per diluted share, compared to net earnings of $96.5 million, or $1.13 per diluted share in 2011.

“LPS enters 2013 a stronger company that is increasingly well positioned to enhance the mortgage value chain and deliver innovative technology, data and expertise to our clients,” said Hugh Harris, president and chief executive officer of LPS. “The rapidly evolving mortgage landscape continues to create new requirements for our clients that result in significant long-term growth opportunities for LPS.”

“We are extremely pleased with the recent conclusion of many of the company's legacy legal and regulatory matters which allows us to focus more of our time and energy on growth and innovation,” added Harris. “LPS' technology leadership, scale and commitment to compliance excellence provide significant strategic advantages. We are confident these unique capabilities, together with our company's strong cash flow and disciplined capital allocation, will create significant long-term value for our stakeholders.”

Fourth Quarter 2012

•	Technology, Data & Analytics (TD&A) revenue increased 8% over the prior year fueled by growth in all sub-segments

•	Origination Services revenue increased 15% from the prior year driven by strong refinance volume and market share gains

•	Adjusted EBITDA margin increased more than one percentage point over the prior year to 27%

•	Adjusted earnings were $63 million, or $0.74 per diluted share, excluding a charge totaling $0.69 per diluted share, and reflecting the add-back for purchase accounting amortization

•	Adjusted free cash flow of $92 million or $1.08 per diluted share

•	Completed debt refinancing to lower cost of capital and further strengthen the balance sheet

Full Year 2012

•	Record TD&A revenue increased 8% to $737 million, compared to the prior year

•	Record Origination Services revenue of $625 million, up 20% from the prior year

•	Adjusted EBITDA margin increased more than one percentage point to 27%, driven by growth in high return businesses

•	Adjusted earnings of $237 million, or $2.80 per diluted share, excluding a charge totaling $1.88 per diluted share, and reflecting the add-back for purchase accounting amortization

•	Adjusted free cash flow of $345 million or $4.07 per diluted share

Delivering Innovative Technology, Data and Expertise

•	Increased Servicing Technology leadership - mortgage loans on the system climbed 3% from the prior year including 5 new client implementations

•	Invested more than $200 million in technology and data solutions in the past two years to enable customers to meet evolving industry requirements

•	Implementing 20 new clients during 2013 on to expanded Origination Technology platforms

“Our strong financial performance in 2012 clearly demonstrates the strength of LPS' business model and our company's ability to thrive in a rapidly changing market,” Tom Schilling, chief financial officer, said. “Since our spin-off in 2008, LPS has consistently delivered annual adjusted free cash flow exceeding $340 million. This success enables ongoing investment in growth initiatives to further strengthen our leadership in TD&A. We continue to enhance Transaction Services, which delivers high value, regulatory compliant solutions to the nation's largest mortgage lenders. In 2012, we significantly strengthened LPS' financial position, which is a key competitive advantage, while continuing to improve the risk/return profile of Default Services.”

Fourth quarter 2012 results are adjusted for charges totaling $0.69 per diluted share, including $0.33 per share for estimated legal and regulatory contingencies, $0.18 per share related to the refinancing of credit facilities, $0.07 per share related to income tax adjustments, $0.03 per share related to the disposition of non-core businesses, and $0.08 per share for other non-recurring charges.

Consolidated Fourth Quarter and Full Year Performance

Fourth quarter 2012 revenue was $501.0 million, a decrease of 2.1% compared to the prior year quarter, due to lower Default Services revenue that resulted from a drop in industry-wide foreclosure starts, partially offset by higher revenue in TD&A and Origination Services. Fourth quarter 2012 operating income on a GAAP basis was $51.9 million and on an adjusted basis was $110.3 million, an increase of 0.7% from the comparable period in 2011 primarily driven by higher contributions from Origination Services.

Full year 2012 revenue was $2.0 billion, a 0.7% increase from the prior year, due to increased revenue from Origination Services and TD&A, partially offset by lower revenue in Default Services. Full year 2012 operating income on a GAAP basis was $232.9 million and on an adjusted basis was $435.8 million, an increase of 5.2% from 2011 primarily driven by higher contributions from Origination Services and TD&A, partially offset by lower contributions from Default Services.

Net cash provided by operating activities for the full year 2012 was $434.5 million compared to $477.9 million in 2011, and adjusted free cash flow was $345.1 million compared to $381.2 million in the prior year. The decrease in adjusted free cash flow resulted primarily from higher capital expenditures and changes in working capital. Fourth quarter adjusted free cash flow was $92.3 million, compared to $121.5 million in the prior year period. Adjusted free cash flow is defined as net cash provided by operating activities minus certain non-recurring expenses and additions to property, equipment and computer software.

Technology, Data and Analytics (TD&A)

Revenue for the fourth quarter increased 7.8% from the prior year to $189.3 million driven by growth in all lines of business. Revenue from Servicing Technology increased 7.2% primarily due to growth in loans and revenue per loan; Origination Technology increased 20.3% due to higher industry refinance volumes; Default Technology increased 3.0% as a result of annualized market share gains achieved in 2011 that were partially offset by lower industry-wide foreclosure volumes; and Data and Analytics increased 6.3%. Adjusted operating income was $54.8 million compared to $57.6 million in the prior year period due to higher expenses related to growth initiatives and an increase in depreciation. Adjusted operating margin was 28.9%, down from 32.8% in the prior year quarter due to investment in growth initiatives including origination technology and data and analytics.

Transaction Services

Revenue for the fourth quarter decreased 7.7% from the prior year period to $311.7 million as a result of a 26.0% decrease in Default Services revenue, which was partially offset by a 14.8% increase in Origination Services revenue. Default Services revenue and operating income decreased as a result of lower industry-wide foreclosure activity and strategic actions to reduce risk and enhance returns. Origination Services revenue and operating income increased as a result of higher industry refinance volume. Adjusted operating income was $67.4 million down from $70.7 million in the prior year period due to lower Default Services revenue which was partially offset by higher Origination Services title, escrow and flood revenue. Adjusted operating margin increased to 21.6% from 20.9% in the prior year period.

Corporate and Other

Net corporate expenses in the fourth quarter of 2012 were $66.0 million compared to $117.2 million in the prior year period, which reflects increases to the legal and regulatory reserve of $47.9 million and $78.5 million, respectively. Adjusting for these and other non-recurring items, corporate expenses decreased to $11.9 million from $18.7 million in the prior year period as a result of 2011 legal expenses being charged to expense prior to establishing a contingency reserve for the company's legal and regulatory matters.

Outlook

Based on the current environment, the company expects first quarter 2013 revenue to be in the range of $460 million to $480 million and adjusted net earnings per diluted share from continuing operations to be in the range of $0.63 to $0.67.

Earnings Conference Call and Webcast

LPS will host a conference call tomorrow at 10:00 a.m. ET with a live webcast on the Investor Relations section of its website at www.lpsvcs.com. Earnings information, including this press release and our financial results presentation, is available on the website. A replay of the webcast will be available on the website shortly after the call where it will be archived for one month. A replay of the call will be available until February 15, 2013, by dialing 888-203-1112 (access code: 3830545).

About Lender Processing Services

LPS (NYSE: LPS) delivers comprehensive technology solutions and services, as well as powerful data and analytics, to the nation's top mortgage lenders, servicers and investors. As a proven and trusted partner with deep client relationships, LPS offers the only end-to-end suite of solutions that provides major U.S. banks and many federal government agencies the technology and data needed to support mortgage lending and servicing operations, meet unique regulatory and compliance requirements and mitigate risk.

    These integrated solutions support origination, servicing, portfolio retention and default servicing. LPS' servicing solutions include MSP, the industry's leading loan-servicing platform, which is used to service approximately 50 percent of all U.S. mortgages by dollar volume. The company also provides proprietary data and analytics for the mortgage, real estate and capital markets industries. Lender Processing Services is a Fortune 1000 company headquartered in Jacksonville, Fla., employing approximately 8,000 professionals. For more information, please visit www.lpsvcs.com.

Use of Non-GAAP Financial Information

U.S. Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions, and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, LPS reports several non-GAAP measures, including “EBITDA” (GAAP operating income plus depreciation and amortization); “EBITDA, as adjusted” (EBITDA adjusted for the impact of certain non-recurring adjustments, if applicable); “EBIT, as adjusted” or “adjusted operating income” (GAAP operating income adjusted for the impact of certain non-recurring adjustments, if applicable); “adjusted net earnings” (GAAP net earnings adjusted for the impact of certain non-recurring adjustments, if applicable, plus the after-tax purchase price amortization of intangible assets added through acquisitions); “adjusted net earnings per diluted share” or “adjusted EPS per diluted share” (adjusted net earnings divided by diluted weighted average shares); and “adjusted free cash flow” (net cash provided by operating activities less additions to property, equipment and computer software, as well as non-recurring adjustments, if applicable). LPS provides these measures because it believes that they are helpful to investors in comparing year-over-year performance in light of certain non-recurring and other charges, and to better understand our financial performance, competitive position and future prospects. Non-GAAP measures should be considered in conjunction with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. A reconciliation of these non-GAAP measures to related GAAP measures is included in the attachments to this release.

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical facts, including statements about our beliefs and expectations. Forward-looking statements are based on management's beliefs, as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: our ability to adapt our services to changes in technology or the marketplace; the impact of adverse changes in the level of real estate activity (including among others, loan originations and foreclosures) on demand for certain of our services; our ability to maintain and grow our relationships with our customers; the effects of our substantial leverage on our ability to make acquisitions and invest in our business; the level of scrutiny being placed on participants in the foreclosure process; risks associated with federal and state enforcement proceedings, inquiries and examinations currently underway or that may be commenced in the future with respect to our default management operations, and with civil litigation related to these matters; the impact of continued delays in the foreclosure process on the timing and collectability of our fees for certain of our services; changes to the laws, rules and regulations that regulate our businesses as a result of the current economic and financial environment; changes in general economic, business and political conditions, including changes in the financial markets; the impact of any potential defects, development delays, installation difficulties or system failures on our business and reputation; risks associated with protecting information security and privacy; and other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company's Form 10-K and other filings with the Securities and Exchange Commission.

###

Exhibit A

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011
	(In thousands, except per share data)
Revenue	$501,029	$512,033	$1,997,651	$1,983,433
Expenses:
Operating expenses	365,557	378,840	1,465,095	1,480,371
Depreciation and amortization	25,136	23,600	96,744	88,942
Legal and regulatory charges	47,941	78,484	192,417	78,484
Exit costs, impairments and other charges	10,460	27,714	10,460	56,912
Total expenses	449,094	508,638	1,764,716	1,704,709
Operating income	51,935	3,395	232,935	278,724
Other income (expense):
Interest income	497	387	1,862	1,451
Interest expense	(39,039)	(16,622)	(88,008)	(67,583)
Other income, net	21	(8)	194	(181)
Total other income (expense)	(38,521)	(16,243)	(85,952)	(66,313)
Earnings (loss) from continuing operations before income taxes	13,414	(12,848)	146,983	212,411
Provision (benefit) for income taxes	7,686	(7,307)	67,546	77,167
Net earnings (loss) from continuing operations	5,728	(5,541)	79,437	135,244
Loss from discontinued operations, net of tax	(2,914)	(15,660)	(9,078)	(38,701)
Net earnings (loss)	$2,814	$(21,201)	$70,359	$96,543

Net earnings (loss) per share - diluted from continuing operations	$0.06	$(0.06)	$0.93	$1.58
Net loss per share - diluted from discontinued operations	(0.03)	(0.19)	(0.10)	(0.45)
Net earnings (loss) per share - diluted	$0.03	$(0.25)	$0.83	$1.13
Weighted average shares outstanding - diluted	85,106	84,430	84,857	85,685

Exhibit B

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,
	2012	2011
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$236,241	$77,355
Trade receivables, net of allowance for doubtful accounts	274,783	345,048
Other receivables	3,800	1,423
Prepaid expenses and other current assets	38,194	33,004
Deferred income taxes	127,742	74,006
Total current assets	680,760	530,836

Property and equipment, net	126,633	121,245
Computer software, net	245,271	228,882
Other intangible assets, net	23,670	39,140
Goodwill	1,109,304	1,132,828
Other non-current assets	260,196	192,484
Total assets	$2,445,834	$2,245,415

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$—	$39,310
Trade accounts payable	38,901	43,105
Accrued salaries and benefits	107,984	64,383
Legal and regulatory accrual	223,149	78,483
Other accrued liabilities	169,458	168,627
Deferred revenues	58,868	64,078
Total current liabilities	598,360	457,986

Deferred revenues	24,987	34,737
Deferred income taxes, net	174,303	122,755
Long-term debt, net of current portion	1,068,125	1,109,850
Other non-current liabilities	37,163	32,099
Total liabilities	1,902,938	1,757,427

Stockholders' equity:
Preferred stock $0.0001 par value; 50 million shares authorized, none issued at December 31, 2012 and December 31, 2011	—	—
Common stock $0.0001 par value; 500 million shares authorized, 97.4 million shares issued at December 31, 2012 and December 31, 2011	10	10
Additional paid-in capital	250,016	250,533
Retained earnings	694,148	658,146
Accumulated other comprehensive loss	(3,079)	(1,783)
Treasury stock at cost; 12.5 million and 13.0 million shares at December 31, 2012 and December 31, 2011, respectively	(398,199)	(418,918)
Total stockholders' equity	542,896	487,988
Total liabilities and stockholders' equity	$2,445,834	$2,245,415

Exhibit C

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Year ended December 31,
	2012	2011
	(In thousands)
Cash flows from operating activities:
Net earnings	$70,359	$96,543
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	98,778	98,828
Amortization of debt issuance costs	12,250	10,017
Asset impairment charges	6,603	71,995
(Gain) loss on sale of discontinued operations	(20,207)	849
Deferred income taxes, net	(3,654)	(4,761)
Stock-based compensation cost	25,749	41,709
Income tax effect of equity compensation	(891)	873
Changes in assets and liabilities, net of effects of acquisitions:
Trade receivables	62,571	72,446
Other receivables	(896)	3,303
Prepaid expenses and other assets	(27,168)	(6,274)
Deferred revenues	18,054	3,975
Accounts payable, accrued liabilities and other liabilities	192,914	88,356
Net cash provided by operating activities	434,462	477,859

Cash flows from investing activities:
Additions to property and equipment	(38,905)	(32,768)
Additions to capitalized software	(74,423)	(72,111)
Purchases of investments	(24,533)	(25,211)
Proceeds from sale of investments	5,917	3,702
Acquisition of title plants and property records data	(44,766)	(23,967)
Acquisitions, net of cash acquired	(12,250)	(9,802)
Proceeds from sale of discontinued operations, net of cash distributed	42,628	4,451
Net cash used in investing activities	(146,332)	(155,706)

Cash flows from financing activities:
Borrowings	600,000	1,005,000
Debt service payments	(318,957)	(1,100,242)
Exercise of stock options and restricted stock vesting	(2,681)	(2,662)
Income tax effect of equity compensation	891	(873)
Dividends paid	(33,875)	(34,446)
Debt issuance costs paid	(10,622)	(22,059)
Treasury stock repurchases	—	(136,878)
Bond repurchases	(362,000)	(4,925)
Payment of contingent consideration related to acquisitions	(2,000)	—
Net cash used in financing activities	(129,244)	(297,085)

Net increase in cash and cash equivalents	158,886	25,068
Cash and cash equivalents, beginning of period	77,355	52,287
Cash and cash equivalents, end of period	$236,241	$77,355

Supplemental disclosures of cash flow information:
Cash paid for interest	$68,827	$56,975
Cash paid for taxes	$74,704	$56,538

Exhibit D
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION - UNAUDITED
(In thousands)

		CALENDAR YEAR		QUARTER (1)
		2012	2011	Q4-2012	Q3-2012	Q2-2012	Q1-2012	Q4-2011	Q3-2011	Q2-2011	Q1-2011
1.	Revenue - Continuing Operations
	Technology, Data and Analytics:
	Technology	$677,900	$621,585	$174,110	$173,985	$168,515	$161,290	$161,252	$156,414	$152,676	$151,243
	Servicing Technology	446,025	421,352	114,818	111,572	111,284	108,351	107,103	107,273	103,676	103,300
	Default Technology	136,552	120,288	34,762	36,163	34,051	31,576	33,752	28,185	29,201	29,150
	Origination Technology	95,323	79,945	24,530	26,250	23,180	21,363	20,397	20,956	19,799	18,793
	Data and Analytics	59,005	58,014	15,202	15,009	14,767	14,027	14,297	13,920	15,161	14,636
	Total	736,905	679,599	189,312	188,994	183,282	175,317	175,549	170,334	167,837	165,879
	Transaction Services:
	Origination Services	625,482	519,438	173,934	154,057	150,741	146,750	151,527	133,099	105,856	128,956
	Default Services	637,256	790,467	137,783	154,394	179,618	165,461	186,249	192,675	198,273	213,270
	Total	1,262,738	1,309,905	311,717	308,451	330,359	312,211	337,776	325,774	304,129	342,226
	Corporate	(1,992)	(6,071)	—	6	(264)	(1,734)	(1,292)	(1,796)	(1,513)	(1,470)
	Total Revenue	$1,997,651	$1,983,433	$501,029	$497,451	$513,377	$485,794	$512,033	$494,312	$470,453	$506,635

	Revenue Growth from Prior Year Period
	Technology, Data and Analytics:
	Technology	9.1%	3.5%	8.0%	11.2%	10.4%	6.6%	4.6%	0.1%	2.7%	6.9%
	Servicing Technology	5.9%	3.9%	7.2%	4.0%	7.3%	4.9%	5.8%	4.0%	0.7%	5.3%
	Default Technology	13.5%	0.8%	3.0%	28.3%	16.6%	8.3%	1.9%	(14.7)%	15.1%	5.0%
	Origination Technology	19.2%	5.5%	20.3%	25.3%	17.1%	13.7%	3.4%	4.7%	(2.7)%	20.2%
	Data and Analytics	1.7%	(11.0)%	6.3%	7.8%	(2.6)%	(4.2)%	(16.6)%	(11.3)%	(5.3)%	(10.6)%
	Total	8.4%	2.1%	7.8%	11.0%	9.2%	5.7%	2.5%	(0.9)%	1.9%	5.1%
	Transaction Services:
	Origination Services	20.4%	(14.2)%	14.8%	15.7%	42.4%	13.8%	(15.5)%	(14.8)%	(19.5)%	(7.0)%
	Default Services	(19.4)%	(15.3)%	(26.0)%	(19.9)%	(9.4)%	(22.4)%	(19.1)%	(19.4)%	(15.3)%	(7.1)%
	Total	(3.6)%	(14.9)%	(7.7)%	(5.3)%	8.6%	(8.8)%	(17.5)%	(17.6)%	(16.8)%	(7.0)%
	Corporate	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m
	Total Revenue	0.7%	(9.7)%	(2.1)%	0.6%	9.1%	(4.1)%	(11.6)%	(12.6)%	(11.0)%	(3.3)%

Revenue Growth from Sequential Period
Technology, Data and Analytics:
Technology	9.1%	3.5%	0.1%	3.2%	4.5%	—%	3.1%	2.4%	0.9%	(1.9)%
Servicing Technology	5.9%	3.9%	2.9%	0.3%	2.7%	1.2%	(0.2)%	3.5%	0.4%	2.0%
Default Technology	13.5%	0.8%	(3.9)%	6.2%	7.8%	(6.4)%	19.8%	(3.5)%	0.2%	(12.0)%
Origination Technology	19.2%	5.5%	(6.6)%	13.2%	8.5%	4.7%	(2.7)%	5.8%	5.4%	(4.8)%
Data and Analytics	1.7%	(11.0)%	1.3%	1.6%	5.3%	(1.9)%	2.7%	(8.2)%	3.6%	(14.6)%
Total	8.4%	2.1%	0.2%	3.1%	4.5%	(0.1)%	3.1%	1.5%	1.2%	(3.2)%
Transaction Services:
Origination Services	20.4%	(14.2)%	12.9%	2.2%	2.7%	(3.2)%	13.8%	25.7%	(17.9)%	(28.1)%
Default Services	(19.4)%	(15.3)%	(10.8)%	(14.0)%	8.6%	(11.2)%	(3.3)%	(2.8)%	(7.0)%	(7.3)%
Total	(3.6)%	(14.9)%	1.1%	(6.6)%	5.8%	(7.6)%	3.7%	7.1%	(11.1)%	(16.4)%
Corporate	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m
Total Revenue	0.7%	(9.7)%	0.7%	(3.1)%	5.7%	(5.1)%	3.6%	5.1%	(7.1)%	(12.5)%

(1) 2011 revenue has been reclassified to conform to the current year presentation.

Exhibit E
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL INFORMATION - UNAUDITED
(In thousands, except per share data)

		CALENDAR YEAR		QUARTER
		2012	2011	Q4-2012	Q3-2012	Q2-2012	Q1-2012	Q4-2011	Q3- 2011	Q2-2011	Q1 - 2011
1.	Operating Results - Continuing Operations
	Consolidated
	Revenue	$1,997,651	$1,983,433	$501,029	$497,451	$513,377	$485,794	$512,033	$494,312	$470,453	$506,635
	Operating Income (Loss), as reported	232,935	278,724	51,935	111,859	(24,065)	93,206	3,395	92,181	77,129	106,019
	Adjustments:
	Legal and Regulatory Charges (1)	192,417	78,484	47,941	—	144,476	—	78,484	—	—	—
	Exit costs, Impairments and Other Charges (2)	10,460	56,912	10,460	—	—	—	27,714	—	9,887	19,311
	Operating Income, as adjusted	435,812	414,120	110,336	111,859	120,411	93,206	109,593	92,181	87,016	125,330
	Depreciation and Amortization	96,744	88,942	25,136	24,241	23,453	23,914	23,600	20,471	22,259	22,612
	EBITDA, as adjusted	$532,556	$503,062	$135,472	$136,100	$143,864	$117,120	$133,193	$112,652	$109,275	$147,942
	Operating Margin, as adjusted	21.8%	20.9%	22.0%	22.5%	23.5%	19.2%	21.4%	18.6%	18.5%	24.7%
	EBITDA Margin, as adjusted	26.7%	25.4%	27.0%	27.4%	28.0%	24.1%	26.0%	22.8%	23.2%	29.2%
	Technology, Data and Analytics
	Revenue	$736,905	$679,599	$189,312	$188,994	$183,282	$175,317	$175,549	$170,334	$167,837	$165,879
	Operating Income, as reported	218,367	206,761	51,971	58,318	56,003	52,075	49,607	56,814	47,741	52,599
	Adjustments:
	Exit costs, Impairments and Other Charges (2)	2,827	16,858	2,827	—	—	—	7,971	—	6,585	2,302
	Operating Income, as adjusted	221,194	223,619	54,798	58,318	56,003	52,075	57,578	56,814	54,326	54,901
	Depreciation and Amortization	74,999	67,184	19,730	18,726	17,997	18,546	18,066	15,081	16,843	17,194
	EBITDA, as adjusted	$296,193	$290,803	$74,528	$77,044	$74,000	$70,621	$75,644	$71,895	$71,169	$72,095
	Operating Margin, as adjusted	30.0%	32.9%	28.9%	30.9%	30.6%	29.7%	32.8%	33.4%	32.4%	33.1%
	EBITDA Margin, as adjusted	40.2%	42.8%	39.4%	40.8%	40.4%	40.3%	43.1%	42.2%	42.4%	43.5%
	Transaction Services
	Revenue	$1,262,738	$1,309,905	$311,717	$308,451	$330,359	$312,211	$337,776	$325,774	$304,129	$342,226
	Operating Income, as reported	260,396	256,004	65,892	65,651	76,603	52,250	70,955	55,714	50,858	78,477

	Adjustments:

Exit costs, Impairments and Other Charges (2)	1,531	3,816	1,531	—	—	—	(236)	—	1,074	2,978
Operating Income, as adjusted	261,927	259,820	67,423	65,651	76,603	52,250	70,719	55,714	51,932	81,455
Depreciation and Amortization	17,837	17,555	4,498	4,531	4,408	4,400	4,558	4,414	4,320	4,263
EBITDA, as adjusted	$279,764	$277,375	$71,921	$70,182	$81,011	$56,650	$75,277	$60,128	$56,252	$85,718
Operating Margin, as adjusted	20.7%	19.8%	21.6%	21.3%	23.2%	16.7%	20.9%	17.1%	17.1%	23.8%
EBITDA Margin, as adjusted	22.2%	21.2%	23.1%	22.8%	24.5%	18.1%	22.3%	18.5%	18.5%	25.0%
Corporate and Other
Revenue	$(1,992)	$(6,071)	—	$6	$(264)	$(1,734)	$(1,292)	$(1,796)	$(1,513)	$(1,470)
Operating Loss, as reported	(245,828)	(184,041)	(65,928)	(12,110)	(156,671)	(11,119)	(117,167)	(20,347)	(21,470)	(25,057)
Adjustments:
Legal and Regulatory Charges (1)	192,417	78,484	47,941	—	144,476	—	78,484	—	—	—
Exit costs, Impairments and Other Charges (2)	6,102	36,238	6,102	—	—	—	19,979	—	2,228	14,031
Operating Loss, as adjusted	(47,309)	(69,319)	(11,885)	(12,110)	(12,195)	(11,119)	(18,704)	(20,347)	(19,242)	(11,026)
Depreciation and Amortization	3,908	4,203	908	984	1,048	968	976	976	1,096	1,155
EBITDA, as adjusted	$(43,401)	$(65,116)	$(10,977)	$(11,126)	$(11,147)	$(10,151)	$(17,728)	$(19,371)	$(18,146)	$(9,871)

Exhibit E - Continued
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL INFORMATION - UNAUDITED
(In thousands, except per share data)

		CALENDAR YEAR		QUARTER
		2012	2011	Q4-2012	Q3-2012	Q2-2012	Q1-2012	Q4-2011	Q3- 2011	Q2-2011	Q1 - 2011
2.	Net Earnings - Reconciliation
	Net Earnings (Loss)	$70,359	$96,543	$2,814	$58,304	$(37,880)	$47,121	$(21,201)	$40,450	$21,365	$55,929
	Adjustments - Continuing Operations:
	Legal and Regulatory Charges, net (1)	128,710	53,086	28,086	—	100,624	—	53,086	—	—	—
	Exit costs, Impairments and Other Charges, net (2)	6,590	34,999	6,590	—	—	—	16,822	—	6,204	11,973
	Total Adjustments to Continuing Operations	135,300	88,085	34,676	—	100,624	—	69,908	—	6,204	11,973
	Adjustments - Discontinued Operations:
	Impairment, Restructuring and Disposal Charges, net	2,494	34,440	2,494	—	—	—	15,157	1,486	17,759	38
	Total Adjustments to Discontinued Operations	2,494	34,440	2,494	—	—	—	15,157	1,486	17,759	38
	Adjustments - Non-operating:
	Debt Refinancing Charges, net (3)	15,445	4,978	15,445	—	—	—	—	4,978	—	—
	Income Tax Adjustments (4)	5,621	(6,089)	5,621	—	—	—	(6,089)	—	—	—
	Total Non-operating Adjustments	21,066	(1,111)	21,066	—	—	—	(6,089)	4,978	—	—
	Net Earnings, as adjusted	229,219	217,957	61,050	58,304	62,744	47,121	57,775	46,914	45,328	67,940
	Purchase Accounting Amortization, net (5)	7,578	10,952	1,712	1,712	1,733	2,421	2,655	2,495	2,674	3,128
	Adjusted Net Earnings	$236,797	$228,909	62,762	$60,016	$64,477	$49,542	$60,430	$49,409	$48,002	$71,068
	Adjusted Net Earnings Per Diluted Share	$2.80	$2.68	$0.74	$0.71	$0.76	$0.59	$0.72	$0.59	$0.56	$0.81
	Diluted Weighted Average Shares	84,857	85,685	85,106	84,948	84,578	84,567	84,430	84,415	85,812	88,134

3.	Cash Flow - Reconciliation
	Cash Flows from Operating Activities:
	Net Earnings (Loss)	$70,359	$96,543	$2,814	$58,304	$(37,880)	$47,121	$(21,201)	$40,450	$21,365	$55,929
	Adjustments:
	Cash Related Restructuring Costs, net	23,925	8,177	2,491	5,746	13,335	2,353	(3,302)	2,107	5,220	4,152
	Net Earnings (Loss), as adjusted	94,284	104,720	5,305	64,050	(24,545)	49,474	(24,503)	42,557	26,585	60,081

Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments	118,628	219,510	24,978	49,196	7,022	37,432	62,763	50,508	61,260	44,979
Working capital adjustments	245,475	161,806	103,100	(21,816)	158,693	5,498	106,696	11,756	23,822	19,532
Net cash provided by operating activities	458,387	486,036	133,383	91,430	141,170	92,404	144,956	104,821	111,667	124,592
Capital expenditures included in investing activities	(113,328)	(104,879)	(41,131)	(22,220)	(26,258)	(23,719)	(23,408)	(28,243)	(29,907)	(23,321)
Adjusted Free Cash Flow	$345,059	$381,157	$92,252	$69,210	$114,912	$68,685	$121,548	$76,578	$81,760	$101,271
Adjusted Free Cash Flow Per Diluted Share	$4.07	$4.45	$1.08	$0.82	$1.36	$0.81	$1.44	$0.91	$0.95	$1.15
Diluted Weighted Average Shares	84,857	85,685	85,106	84,948	84,578	84,567	84,430	84,415	85,812	88,134

Notes:

(1) During 2012 and 2011, we recognized pre-tax legal and regulatory contingency charges of $192.4 million and $78.5 million ($128.7 million and $53.1 million, net of tax), respectively, for estimated settlement and third-party legal expenses related to various ongoing legal and regulatory matters.

(2) 2012 reflects the impact of various severance charges totaling $8.7 million ($5.5 million net of tax) and asset impairment charges totaling $1.8 million ($1.1 million net of tax). 2011 includes severance charges for the departure of certain executives, including our former chief executive officer and former co-chief operating officer, as well as the impact of other personnel restructuring programs, which totaled $33.4 million ($20.6 million net of tax). 2011 also includes asset impairment and restructuring charges, which totaled $23.5 million ($14.4 million net of tax) primarily related to the write-down of various assets as well as provisions for operating lease impairments.

(3) During 2012, we recorded a charge totaling $24.5 million ($15.4 million net of tax) related to the refinancing of our bonds and senior credit facilities. During 2011, we recorded a charge totaling $8.0 million ($5.0 million net of tax) related to the write-off of certain debt issuance costs in connection with the refinancing of our senior credit facilities.

(4) Reflects the impact of favorable prior year tax true-ups recognized in 2012 and 2011 offset by non-cash adjustments during 2012 related to equity forfeitures from severance and restructuring initiatives.

(5) Purchase accounting amortization, net represents the periodic amortization of intangible assets acquired through business acquisitions primarily relating to customer lists, trademarks and non-compete agreements.

Exhibit F

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION - UNAUDITED
(In thousands)

	CALENDAR YEAR		QUARTER
Reconciliation of Discontinued Operations	2012	2011	Q4-2012	Q3-2012	Q2-2012	Q1-2012	Q4-2011	Q3-2011	Q2-2011	Q1-2011

Discontinued Operations, as previously reported
Revenue	$9,529	$70,143	$471	$578	$1,693	$6,787	$13,313	$18,379	$19,436	$19,015
Expenses	27,916	147,518	4,454	2,765	5,683	15,014	44,290	22,924	54,852	25,452
Operating Loss	(18,387)	(77,375)	(3,983)	(2,187)	(3,990)	(8,227)	(30,977)	(4,545)	(35,416)	(6,437)
Total Other Income (Expense)	6,679	(414)	(14)	(1,633)	261	8,065	1,590	(2,165)	97	64
Loss Before Income Taxes	(11,708)	(77,789)	(3,997)	(3,820)	(3,729)	(162)	(29,387)	(6,710)	(35,319)	(6,373)
Provision (Benefit) for Income Taxes	(1,865)	(31,526)	(2,190)	(1,425)	(144)	1,894	(12,370)	(2,516)	(14,218)	(2,422)
Net Loss	$(9,843)	$(46,263)	$(1,807)	$(2,395)	$(3,585)	$(2,056)	$(17,017)	$(4,194)	$(21,101)	$(3,951)

Technology, Data and Analytics
Revenue	$11,269	$10,931	$2,658	$2,962	$2,823	$2,826	$2,722	$2,804	$2,736	$2,669
Expenses	3,631	3,788	867	904	925	935	988	903	951	946
Operating Income	7,638	7,143	1,791	2,058	1,898	1,891	1,734	1,901	1,785	1,723
Total Other Income (Expense)	13,518	—	13,518	—	—	—	—	—	—	—
Income Before Income Taxes	21,156	7,143	15,309	2,058	1,898	1,891	1,734	1,901	1,785	1,723
Provision for Income Taxes	15,393	2,429	13,212	768	708	705	400	713	661	655
Net Earnings	$5,763	$4,714	$2,097	$1,290	$1,190	$1,186	$1,334	$1,188	$1,124	$1,068

Transaction Services
Revenue	$51,439	$95,748	$4,768	$12,263	$17,007	$17,401	$19,077	$22,321	$26,471	$27,879
Expenses	60,142	91,433	10,610	13,736	17,599	18,197	19,280	22,211	24,719	25,223
Operating Income (Loss)	(8,703)	4,315	(5,842)	(1,473)	(592)	(796)	(203)	110	1,752	2,656
Total Other Income (Expense)	—	—	—	—	—	—	—	—	—	—
Income (Loss) Before Income Taxes	(8,703)	4,315	(5,842)	(1,473)	(592)	(796)	(203)	110	1,752	2,656
Provision (Benefit) for Income Taxes	(3,705)	1,467	(2,638)	(550)	(221)	(296)	(226)	41	643	1,009
Net Earnings (Loss)	$(4,998)	$2,848	$(3,204)	$(923)	$(371)	$(500)	$23	$69	$1,109	$1,647

Discontinued Operations, as adjusted
Revenue	$72,237	$176,822	$7,897	$15,803	$21,523	$27,014	$35,112	$43,504	$48,643	$49,563
Expenses	91,689	242,739	15,931	17,405	24,207	34,146	64,558	46,038	80,522	51,621
Operating Loss	(19,452)	(65,917)	(8,034)	(1,602)	(2,684)	(7,132)	(29,446)	(2,534)	(31,879)	(2,058)
Total Other Income (Expense)	20,197	(414)	13,504	(1,633)	261	8,065	1,590	(2,165)	97	64
Income (Loss) Before Income Taxes	745	(66,331)	5,470	(3,235)	(2,423)	933	(27,856)	(4,699)	(31,782)	(1,994)
Provision (Benefit) for Income Taxes	9,823	(27,630)	8,384	(1,207)	343	2,303	(12,196)	(1,762)	(12,914)	(758)
Net Loss	$(9,078)	$(38,701)	$(2,914)	$(2,028)	$(2,766)	$(1,370)	$(15,660)	$(2,937)	$(18,868)	$(1,236)

Discontinued Operations - Reconciliation
Net Loss, as reported	$(9,078)	$(38,701)	$(2,914)	$(2,028)	$(2,766)	$(1,370)	$(15,660)	$(2,937)	$(18,868)	$(1,236)
Adjustments:
Impairment, Restructuring and Disposal Charges, net	2,494	34,440	2,494	—	—	—	15,157	1,486	17,759	38
Net Loss, as adjusted	(6,584)	(4,261)	(420)	(2,028)	(2,766)	(1,370)	(503)	(1,451)	(1,109)	(1,198)
Purchase Accounting Amortization, net (1)	204	912	10	14	52	128	215	136	286	275
Adjusted Net Loss	$(6,380)	$(3,349)	$(410)	$(2,014)	$(2,714)	$(1,242)	$(288)	$(1,315)	$(823)	$(923)
Adjusted Net Loss Per Diluted Share	$(0.05)	$(0.04)	$—	$(0.01)	$(0.03)	$(0.01)	$—	$(0.02)	$(0.01)	$(0.01)
Diluted Weighted Average Shares	84,857	85,685	85,106	84,948	84,578	84,567	$84,430	84,415	85,812	88,134

(1) Purchase accounting amortization, net represents the periodic amortization of intangible assets acquired through business acquisitions primarily relating to customer lists, trademarks and non-compete agreements.